Exhibit 10.3.11

RETENTION AGREEMENT

This Retention Agreement (hereafter “Agreement”) is hereby entered into by and between John P. Sanders (hereafter “Sanders”) and Westaff, Inc., Westaff (USA), Inc., and Westaff Support, Inc. (hereafter “Westaff”).

A.       Sanders is employed by Westaff as Senior Vice President, Chief Financial Officer, Controller and Treasurer pursuant to the February 20, 2001 Employment Contract, as amended by the Addendum to Employment Contract dated January 2, 2002, and the First Amendment to Westaff Employment Contract effective March 24, 2006 (the “Employment Agreement.”)

B.        Westaff desires to have Sanders remain an employee for a transition period through June 29, 2007 (the “Retention Date”).   As an incentive for Sanders to remain an employee of Westaff through the Retention Date, Westaff will pay him in an amount equal to two (2) months’ of his present base salary (a “Retention Bonus”).

C.        In consideration of this Retention Bonus, Sanders agrees to release Westaff from any obligation to pay him severance under the Company’s Key Employee Transition Compensation Plan, (“KETC”) and Transition Compensation Plan (“TCP”).

THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed by and between the undersigned as follows:

1.             Sanders agrees to remain an employee and perform his duties with Westaff through the Retention Date.

2.             Sanders understands and agrees that in consideration for his promises and covenants contained herein, Westaff will pay Sanders in one lump sum an amount equivalent to two (2) months’ of his base salary at the time of signing this Agreement or $40,000 less appropriate withholdings. Sanders shall receive this Retention Bonus within ten (10) business days of the Retention Date.

3.             Sanders further understands that he will not be eligible for any portion of the Retention Bonus if he resigns from his employment with Westaff prior to the Retention Date, or if his employment is terminated by Westaff for cause. For purposes of this Agreement, “cause” shall be defined in accordance with Paragraph l.d. of the Employment Contract.

4.             If any provision of this Agreement is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect.

5.             This Agreement, together with the Employment Agreement, describe the complete agreement between Sanders and Westaff and supersedes any and all prior agreements, promises or inducements concerning its subject matter.

Dated: May 10, 2007	/s/ John P. Sanders
John P. Sanders

Dated: May , 2007	WESTAFF, INC.

	By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer

Dated: May , 2007	WESTAFF (USA), INC.

	By:	/s/ Bonnie A. McDonald
Bonnie A. McDonald
Vice President and Secretary

Dated: May , 2007	WESTAFF SUPPORT, INC.

	By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer